Exhibit 10.6

EXCLUSIVE TERRITORY

AND

NON-COMPETITION AGREEMENT

This Exclusive Territory and Non-Competition Agreement (“Agreement”) is dated as of 14 July , 2022, by and between Neo-Concept (BVI) Limited, Ample Excellence Limited, and Splendid Vibe Limited, each a company with limited liability incorporated under the laws of the British Virgin Islands (collectively, the “NC Parent”), and Neo-Concept International Group Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“NCI”) (each of NC Parent and NCI a “Party” and, together, the “Parties”).

RECITALS

WHEREAS, as of the date hereof, NC Parent owns 10,351,125 issued and outstanding Ordinary Shares of NCI, representing 92.01% of the issued and outstanding Ordinary Shares of NCI and is a controlling shareholder of NCI; and

WHEREAS, NC Parent through its operating subsidiaries (“Operating Subsidiaries”) has operated as a comprehensive garment solutions services provider in China, Hong Kong, East Asia, UK, Europe and North America; and

WHEREAS, pursuant to a plan of reorganization NCI acquired several of NC Parent’s Operating Subsidiaries in order to operate as a comprehensive garment solutions services provider in UK, Europe and North America (“Protected Territories”); and

WHEREAS, NCI in order to fully implement its Plan of Operations and meet the requirements of its clients to guarantee that its raw material souring meets international standards has applied for and is in the process of obtaining the necessary industry Certifications (“Certifications”); and

WHEREAS, although NC Parent has agreed not to compete with NCI, until such time as the Certifications are obtained, NC Parent will continue to service those clients in the Protected Territories that require such Certifications; and

WHEREAS, once such Certifications are obtained, NC parent will transition those clients to NCI; and

WHEREAS, the Parties intend for this Agreement to set fourth the principal terms and conditions with respect to their agreement for NC Parent to service those clients in the Protected Territories until NCI obtains the necessary Certifications and further not to compete with NCI or solicit the employees of NCI.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, and provisions contained in this Agreement, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. The following capitalized terms have the meanings given to them in this Section 1.1:

“Agreement” means this Exclusive Territory and Non-Competition Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

“Dispute” has the meaning set fourth in Section 4.4 of this Agreement.

“Dispute Resolution Commencement Date” has the meaning set forth in Section 4.4 of this Agreement.

“IPO” means NCI’s intent to undertake an initial public offering of its securities.

“IPO Registration Statement” means the F-1 Registration Statement that NCI intends it file with the SEC in order to become a listed and publicly traded company.

“NC Group” means NC Parent, its subsidiaries and any other entities with which its controlling shareholders are involved, other than NCI and its subsidiaries.

“NCI” has the meaning set forth in the preamble to this Agreement.

“NCI Business” means any apparel solution services in the UK, Europe, and North America and retail sale of apparel products.

“NCI Group” means NCI and its subsidiaries.

“NC Parent” has the meaning set forth in the preamble to this Agreement.

“Non-Competition Period” means the period beginning on the date of execution of this Agreement and ending on the later of:

(a)	the date that is two years after the first date upon which members of the NC Group cease to own in the aggregate at least twenty percent (20%) of the voting power of the then outstanding securities of NCI; and

(b)	the fifth anniversary of the date of the completion of the IPO.

“Ordinary Shares” means the ordinary shares of NCI, par value US$0.0001 per share.

“Party” or “Parties” has the meaning set forth in the preamble of this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity, or any department, agency, or political subdivision thereof.

“Portfolio Customer” means an NC Group customer as of the date of this Agreement that is within the Protected Territories

“Protected Territories” means the UK, Europe and North America

“SEC” means the U.S. Securities and Exchange Commission.

“Transitional Period” has the meaning set forth in Section 2.2 of this Agreement.

ARTICLE II

NON-COMPETITION

Section 2.1 Undertaking of the NC Group. During the Non-Competition Period, NC Parent will not, and will cause each of the other members of NC Group not to, other than through the NCI Group, directly or indirectly, sell or otherwise provide to any third party any product or service or otherwise engage or invest in any business that is of the same nature and territory as the NCI Business, whether as a principal or for its own account, or as a shareholder or other equity owner in any Person (other than NCI); provided that the foregoing shall not prohibit any member of the NC Group from continuing to sell or otherwise provide any product and service or otherwise engage in any business that is of the same nature and territory as the NCI Business to its existing portfolio of customers as at the date of this Agreement during the Transitional Period. For the avoidance of doubt, NCI Group will not be prohibited, whether directly or indirectly, from selling or otherwise providing any product or service to the said existing portfolio of customers of NC Group.

Section 2.2 Transitional Period. NC Group shall continue to service its existing portfolio of customers in the Protected Territories that require the additional certifications provided that once NCI Group obtains and provides documentation that the necessary certifications required by a Portfolio Customer have been secured, NC Group will use its best endeavours to transfer within 45 days the Portfolio Customers to NCI Group. In the event that NC Group is unable, unsuccessful or a Portfolio Customer is unwilling to the transfer of its account to NCI Group, then NCI Group shall be entitled to receive the economic benefit inuring to NC Group from that Portfolio Customer as measured by a royalty of 10% of all sales and services by NC Group to that Portfolio Customer.

ARTICLE III

NON-SOLICITATION

Section 3.1 Non-Solicitation by NC Parent. During the Non-Competition Period, NC Parent will not, and will cause each other member of the NC Group not to, directly or indirectly, hire, or solicit for hire, any active employees of or individuals providing consulting services to any member of the NCI Group, or any former employees of or individuals providing consulting services to any member of the NCI Group within six months of the termination of their employment with or consulting services to the member of the NCI Group, without NCI’s consent; provided that the foregoing shall not prohibit any solicitation activities through generalized non-targeted advertisement not directed to such employees or individuals that do not result in the hiring of any such employees or individuals by the NC Group within the Non-Competition Period.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Consent of NCI. Any consent of NCI pursuant to this Agreement shall not be effective unless it is in writing and evidenced by the signature of the Chief Executive Officer or Chief Financial Officer of NCI (or such other person that the Chief Executive Officer, Chief Financial Officer or board of directors of NCI has specifically authorized in writing to give such consent).

Section 4.2 Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

Section 4.3 Governing Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong. The Parties submits unconditionally to jurisdiction of, and agrees that venue shall lie exclusively in, the courts located in Hong Kong for purposes of the resolution of any disputes arising under this Agreement.

Section 4.4 Dispute Resolution.

(a)	Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof (“Dispute”) which arises between the Parties shall first be negotiated between appropriate senior executives of each Party who shall have the authority to resolve the matter. Such executives shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies, within ten (10) days of receipt by a Party of written notice of a Dispute, which date of receipt shall be referred to herein as the “Dispute Resolution Commencement Date.” Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information and privileged information of each of NC Parent and NCI developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible in any subsequent proceeding between the Parties.

(b)	If the senior executives are unable to resolve the Dispute within 30 days from the Dispute Resolution Commencement Date, then, the Dispute will be submitted to the independent directors of NC Parent and NCI. The independent directors shall meet as soon as practicable to attempt in good faith to negotiate a resolution of the Dispute.

(c)	If the independent directors are unable to resolve the Dispute within 30 days from the Dispute Resolution Commencement Date, on the request of any Party, the Dispute will be mediated by a mediator appointed pursuant to the mediation rules of the American Arbitration Association. Both Parties will share the administrative costs of the mediation and the mediator’s fees and expenses equally, and each Party shall bear all of its other costs and expenses related to the mediation, including but not limited to attorney’s fees, witness fees, and travel expenses. The mediation shall take place in Hong Kong or in whatever alternative forum on which the Parties may agree.

(d)	If the Parties cannot resolve any Dispute through mediation within 45 days after the appointment of the mediator (or the earlier withdrawal thereof), each Party shall be entitled to seek relief in a court of competent jurisdiction.

Unless otherwise agreed in writing, the Parties will continue to honour all commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Section 4.4 with respect to all matters not subject to such dispute, controversy or claim.

Section 4.5 Termination; Amendment. This Agreement may be terminated or amended by mutual written consent of the Parties, evidenced by an instrument in writing signed on behalf of each of the Parties.

Section 4.6 Notices. Notices or other communications required or permitted to be given by a Party pursuant to the terms of this Agreement shall be given in writing to the other Party to the following addresses:

if to NC Parent:

10/F, Seaview Centre

No.1 39-141 Hoi Bun Road

Kwun Tong

Kowloon, Hong Kong

Attention: Ku Kam Fung

Facsimile: 2799 9908

if to NCI:

10/F, Seaview Centre

No.139-141 Hoi Bun Road

Kwun Tong

Kowloon, Hong Kong

Attention: Patrick Lau

Facsimile: 3527 0125

or to such other address, facsimile number or email address as the Party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non- performance or termination shall be sent by hand delivery or recognized overnight courier. All other notices may also be sent by facsimile or email, confirmed by mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile or email; upon confirmation of delivery, if sent by recognized overnight courier; and upon receipt if mailed.

Section 4.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 4.8 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. No party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other Party, and any such assignment without such consent shall be void; provided, however, each Party may assign this Agreement to a successor entity in conjunction with the transfer of substantially all of the Party’s business, whether by sale of substantially all assets, merger, consolidation or otherwise.

Section 4.9 Severability. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 4.10 Failure or Indulgence not Waiver; Specific Performance; Remedies Cumulative. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Each Party recognizes and agrees that the other Party’s remedy at law for any breach of this Agreement would be inadequate and that the non-breaching Party shall, in addition to such other remedies as may be available to it at law or in equity, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by law (without the posting of any bond and without proof of actual damages). All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 4.11 Authority. Each of the Parties hereto represents to the others that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.

Section 4.12 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For all purposes of this Agreement: (a) all references in this Agreement to designated “Sections,” “Schedules,” “Exhibits,” and other subdivisions are to the designated Sections, Schedules, Exhibits, and other subdivisions of the body of this Agreement unless otherwise indicated; (b) the words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; (c) “or” is not exclusive; (d) “including” and “includes” will be deemed to be followed by “but not limited to” and “but is not limited to,” respectively; (e) any definition of, or reference to, any law, agreement, instrument, or other document herein will be construed as referring to such law, agreement, instrument, or other document as from time to time amended, supplemented, or otherwise modified; and (f) any definition of, or reference to, any statute will be construed as referring also to any rules and regulations promulgated thereunder.

WHEREFORE, the Parties have signed this Non-Competition Agreement effective as of the date first set forth above.

Neo-Concept (BVI) Limited

By:	/s/ Eva Yuk Yin Siu
	Name:	Eva Yuk Yin Siu
	Title:	Director

Ample Excellence Limited

By:	/s/ Eva Yuk Yin Siu
	Name:	Eva Yuk Yin Siu
	Title:	Director

Splendid Vibe Limited

By:	/s/ Eva Yuk Yin Siu
	Name:	Eva Yuk Yin Siu
	Title:	Director

Neo-Concept International Group Holdings Limited

By:	/s/ Eva Yuk Yin Siu
	Name:	Eva Yuk Yin Siu
	Title:	Director